Exhibit 11 under Form N-1A
                                            Exhibit 23 under 601/Reg SK

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of

CASH TRUST SERIES, INC.:

     We consent to the use in Post-Effective Amendment No. 16 to Registration Statement (No. 33-29838) of Cash Trust Series, Inc. of our reports dated July 8, 1997 incorporated by reference in the Prospectuses of Government Cash Series, Municipal Cash Series, Prime Cash Series and Treasury Cash Series, which are a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectuses.

By:   DELOITTE & TOUCHE LLP

      Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 23, 1997